
                            PET FOOD WAREHOUSE, INC.
                        Computation of Per Share Earnings
                (Unaudited; in thousands, except per share data)

                                                         Quarter Ended              Nine Months Ended
                                                     ---------------------        ---------------------
                                                    November 2,   October 28,    November 2,   October 28,
                                                       1996          1995           1996          1995
                                                     -------       -------        -------       -------
PRIMARY:
Net income (loss)                                    $    60       $  (502)       $   666       $(2,302)
                                                     =======       =======        =======       =======
Weighted average number of common and
common equivalent shares outstanding:
    Weighted average common shares outstanding         9,424         9,332          9,384         9,329
    Dilutive effect of stock options after
       application of treasury-stock method              112             0             71             0
                                                     -------       -------        -------       -------
                                                       9,536         9,332          9,455         9,329
                                                     =======       =======        =======       =======
Net income (loss) per share                          $  0.01       $ (0.05)       $  0.07       $ (0.25)
                                                     =======       =======        =======       =======


FULLY DILUTED:
Net income (loss)                                    $    60       $  (502)       $   666       $(2,302)
                                                     =======       =======        =======       =======
Weighted average number of common and
common equivalent shares outstanding:
    Weighted average common shares outstanding         9,424         9,332          9,384         9,329
    Dilutive effect of stock options after
       application of treasury-stock method              128             0            143             0
                                                     -------       -------        -------       -------
                                                       9,552         9,332          9,527         9,329
                                                     =======       =======        =======       =======
Net income (loss) per share                          $  0.01       $ (0.05)       $  0.07       $ (0.25)
                                                     =======       =======        =======       =======
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